UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006 (May 9, 2006)

LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 NON-EMPLOYEE DIRECTOR COMPENSATION
EX-10.3 FORM OF DEFERRED RESTRICTED STOCK AWARD

     Item 1.01. Entry into a Material Definitive Agreement.
The Board of Directors (the “Board of Directors”) of LifePoint Hospitals, Inc. (the “Company”) performs an annual review of the compensation payable to non-employee directors for each board year beginning on the date of the annual meeting of stockholders. Consistent with this practice, the Board of Directors, upon recommendation of the Compensation Committee, approved compensation payable to non-employee members of the Board of Directors for the term beginning on the date of the 2006 annual meeting of the Company’s stockholders and ending on the date immediately preceding the next annual meeting of the Company’s stockholders. In making its recommendation, the Compensation Committee considered peer group information, trends in director compensation, the total number of meetings attended and the advice of both the Company’s consultant and the Compensation Committee’s consultant. This approach acknowledges that the role of a director is one of ongoing oversight and is not limited to activity during meetings and recognizes that each of the non-employee directors serves on all of the committees of the Board of Directors. The compensation adopted is as follows: (1) the annual cash retainer payable to non-employee directors will be $75,000 per year, however attendance fees for each meeting of the Board of Directors and meetings of the committees have been eliminated; (2) the annual cash retainer payable to the newly appointed lead director of the Board of Directors will be $30,000 per year; (3) the annual cash retainer payable to the Chair of the Audit and Compliance Committee will be $10,000 per year; (4) the annual cash retainer payable to the Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee will be $5,000 per year. Each of the foregoing annual fees is paid in four quarterly pro-rata installments. A summary of the non-employee director compensation arrangements is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Under the Company’s Outside Directors Stock and Incentive Compensation Plan (the “Directors Plan”), directors who are not employees of the Company may elect to defer payment of all or any part of their directors’ fees. For each term of the Board of Directors, a non-employee director may elect to receive, in lieu of all or any portion (in multiples of 25%) of his annual retainer payable for such term, a deferred stock unit Award pursuant to the Directors Plan. Such an election shall be made for a given term by filing an election notice with the Company, in accordance with procedures adopted by the Board of Directors, prior to the commencement of the term for which such annual retainer is to be paid and shall be for a number of deferred stock units determined by dividing (A) the additional annual retainer amount that would have been payable to the non-employee director in cash in the absence of his stock election, by (B) the fair market value of a share of common stock of the Company (“Common Stock”) on the date of grant. The Directors Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K.
On May 9, 2006, pursuant to the Directors Plan, the Board of Directors, upon recommendation of the Compensation Committee, approved the grant of 3,500 deferred restricted stock awards to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries. This award will be fully vested and no longer subject to forfeiture upon the earliest of any of the following conditions to occur: (i) the date that is immediately prior to the date of the 2007 Annual Meeting of Stockholders of the Company; (ii) the death or disability of the non-employee director; or (iii) events described in Section 7.1 of the Directors Plan. Generally, such shares will be forfeited in their entirety unless the individual continues to serve as a director of the Company on the day prior to the 2007 Annual Meeting of Stockholders. The non-employee director’s receipt of shares of Common Stock pursuant to the restricted stock award is deferred until the first business day following the earliest to occur of (i) the third anniversary of the date of grant, or (ii) the date the non-employee director ceases to be a member of the Board of Directors. The Company granted the restricted stock award of its Common Stock to each of the non-employee directors pursuant to a Form of LifePoint Hospitals, Inc. Deferred Restricted Stock Award filed as Exhibit 10.3 to this Report on Form 8-K.
Section 9 Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

10.1	Summary of LifePoint Hospitals, Inc. Non-Employee Director Compensation Schedule;

10.2	LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan incorporated by reference from exhibits to the Quarterly Report on Form 10-Q of LifePoint Hospitals, Inc. for the quarter ended March 31, 1999, File No. 000-29818;

10.3	Form of LifePoint Hospitals Inc. Deferred Restricted Stock Award.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006	LIFEPOINT HOSPITALS, INC.
	By:	/s/ Michael J. Culotta
Michael J. Culotta
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	Summary of LifePoint Hospitals, Inc. Non-Employee Director Compensation;

10.2	LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan incorporated by reference from exhibits to the Quarterly Report on Form 10-Q of LifePoint Hospitals, Inc. for the quarter ended March 31, 1999, File No. 000-29818;

10.3	Form of LifePoint Hospitals Inc. Deferred Restricted Stock Award.